EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made this 3 day of December, 2012 (the “Effective Date”), by and between MICROS SYSTEMS, INC., a Maryland corporation, with offices located at 7031 Columbia Gateway Drive, Columbia, Maryland 21046 (hereinafter referred to as the “Company”), and Peter Altabef (hereinafter referred to as the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company desires to employ the Executive and the Executive desires to accept such employment;

WHEREAS, the Executive possesses skills and experience which the Company believes are of substantial value and importance to the success of the Company’s business operations; and

WHEREAS, the Executive is willing to make his services available to the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and the conditions and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

2. Duties. During the term of employment, the Executive shall serve as President and Chief Executive Officer, and he shall perform such other reasonable duties as the Board of Directors of the Company may assign, from time to time. The Executive shall also be elected to and serve as a member of the Board of Directors of the Company until the next annual shareholder meeting.

3. Term. The term of this Agreement shall commence upon January 2, 2013, and shall expire on June 30, 2015. Notwithstanding the above, the term of this Agreement shall be automatically extended for an additional three-year period until June 30, 2018, unless written notice is given by either party to the other party on or before March 1, 2015, pursuant to which a party states that it elects not to renew automatically the Agreement for an additional three-year renewal term. In the event a notice of non-renewal is tendered in accordance with the terms hereof, the Agreement shall continue until the end of the then existing term, unless otherwise terminated as provided hereinbelow.

4. Salary. The Executive’s annual base salary shall be $950,000, payable in equal bi-weekly installments. The Executive’s salary shall not be reduced during the term hereof, and shall be increased during the term hereof in a manner no less favorably and at increments no less frequently than those increases accorded to similarly situated Company executives.

1

5. Bonuses. In addition to his salary, the Executive shall be entitled to receive a bonus for each fiscal year hereunder, or portion thereof, in an amount not less than $950,000, which shall not be reduced and shall be increased during the term hereof in a manner no less favorably and at increments no less frequently than those increases accorded to similarly situated Company executives (the “Target Bonus”). The Executive’s Target Bonus for each fiscal year, or portion of a fiscal year, shall be due and payable if the fiscal year bonus objectives of the Executive (“Objectives”), as reasonably determined by the Board of Directors of the Company prior to the commencement of each such fiscal year, are met; provided, however, that, consistent with the Company’s executive bonus plan, the bonus may be increased for any fiscal year in which the Company performance exceeds Objectives or decreased for any fiscal year in which the Company performance falls below Objectives, and provided further that in no event shall the bonus paid to the Executive for any fiscal year of the Company exceed 250% of Target Bonus. Any bonus required to be paid pursuant to this Section 5 shall be paid by the Company to the Executive within ninety (90) days following the close of the fiscal year of the Company to which such bonus applies.

6. Stock Option. On the first Company authorized grant date after the date of this Agreement, the Company shall grant to the Executive a stock option to purchase 120,000 shares (the “Initial Grant”) of common stock of the Company (“Common Stock”) for such consideration and in such amounts as is consistent with the terms of the Company 1991 Stock Option Plan or a successor employee stock option plan. The parties agree that the option agreement for this Initial Grant shall be in the form attached hereto as Exhibit A. Provided that the Company has received the approval of its shareholders to authorize the issuance of no fewer than 1,200,000 shares of Common Stock under the Company 1991 Stock Option Plan or a successor employee stock option plan in fiscal year 2014, the Company shall grant to the Executive the right to purchase additional Common Stock in accordance with the terms of the Company’s 1991 Stock Option Plan or a successor employee stock option plan in an amount not less than the Initial Grant, consistent with the Company’s policy with respect to the grant of options to Company senior executives. Notwithstanding the right herein granted, the Company’s obligation to grant to the Executive the right to purchase the additional Common Stock shall not arise until such time as shares of Common Stock are available under the Company Plan or a successor employee stock option plan. The Company agrees to use its best efforts to take such steps or cause the required steps to be taken which will enable the Common Stock to become available for option grants.

7. Expenses. The Company shall reimburse the Executive for all expenses incurred in connection with the performance of his duties on behalf of the Company, provided that the Executive shall keep, and present to the Company, records and receipts relating to reimbursable expenses incurred by him. Such records and receipts shall be maintained and presented in a format, and with such regularity, as the Company reasonably may require in order to substantiate the Company’s right to claim income tax deductions for such expenses.

2

8. Fringe Benefits. During the term of this Agreement, the Executive shall be entitled to participate in any and all fringe benefit plans, programs and practices sponsored by the Company for the benefit of its executive employees. Without limiting the generality of the foregoing, the Executive shall be entitled to the following benefits (regardless of whether such benefits are provided to other executives):

(a) Comprehensive medical insurance.

(b) Dental insurance.

(c) Group term life insurance.

(d) Long-term disability insurance.

9. Vacation Leave, etc.

(a) Vacation Leave. The Executive shall be entitled to vacation each year in a manner no less favorable than that accorded to similarly situated Company executives. Unused vacation time shall not accumulate from year to year. The Executive may take his vacation at such time or times as shall not interfere with the performance of his duties under this Agreement.

(b) Sick Leave and Holidays. The Executive shall be entitled to paid sick leave and holidays in accordance with the Company’s announced policy for executive employees, as in effect from time to time.

(c) Moving Expenses. The Company shall reimburse Executive up to $50,000 for moving and any other costs and expenses incurred by Executive or his family in connection with obtaining housing in the Baltimore-Washington metropolitan area (the “Moving Expenses”). In addition to the reimbursement of the Moving Expenses, the Company shall reimburse Executive’s reasonable costs and expenses of three trips for Executive and his wife between Dallas, Texas and Columbia, Maryland for the purpose of selecting housing in the Baltimore-Washington metropolitan area.

10. Restrictive Covenant. The Executive agrees that during his employment with the Company, and for a period of one (1) year following the termination of his employment for any reason whatsoever, he shall not (a) engage, directly or indirectly, in any computer hardware or computer software business which is competitive with the business now, or at any time during the term of the Executive’s employment, conducted by the Company; or (b) solicit (directly or indirectly, for his own account, or for the account of others) orders for services or products of a kind or nature like or similar to services performed or products sold by the Company during the term of the Executive’s employment with the Company, from any party that was a client (or customer) of the Company, or which the Company was soliciting to be its client (or customer) during the twelve (12) month period preceding the date of the Executive’s termination of employment. The Executive further agrees that he shall not, at any time, directly or indirectly, urge any client (or customer) of the Company to discontinue business, in whole or in part, or not to do business, with the Company.

3

For the purposes of this Section 10, the Executive will be deemed directly or indirectly engaged in a business if he participates in such business as proprietor, partner, joint venturer, stockholder, director, officer, lender, manager, employee, consultant, advisor or agent or if he controls such business. The Executive shall not for purposes of this Section 10 be deemed a stockholder or lender if he holds less than two percent (2%) of the outstanding equity or debt of any publicly owned corporation engaged in the same or similar business to that of the Company, provided that the Executive shall not be in a control position with regard to such corporation.

11. Maintaining Confidential Information.

(a) Company Information. The Executive agrees at all times during the term of his employment and for a period of one (1) year thereafter to hold in strictest confidence, and not to use, or to disclose to any person, firm or corporation, without the written authorization of the Board of Directors of the Company except if such is to be used or disclosed for the benefit of the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company. By way of illustration and not limitation, such shall include information relating to products, processes, know-how, designs, formulas, methods, developmental or experimental work, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company.

(b) Third Party Information. The Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. The Executive agrees that he owes the Company and such third parties, both during the term of his employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Company’s agreement with the third party) or use it for the benefit of anyone other than the Company or such third party (consistent with the Company’s agreement with the third party).

12. Prior Employees. For a period of one (1) year following the termination of the Executive’s employment with the Company for any reason whatsoever, with or without cause, the Executive shall not, whether as an individual or as a proprietor, stockholder, partner, officer, director, employer, employee, agent, consultant, independent contractor or otherwise, recruit or employ, directly or indirectly, for his own business or any business in which he has an ownership interest, is employed with, or is otherwise affiliated with, any individual who was an employee of the Company within the period of twelve (12) months preceding the effective date of termination of the employment of the Executive, unless the Company shall so otherwise consent in writing.

13. Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant contained in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to scope, geographic area and duration.

4

14. Other Employment. For valuable consideration received by the Executive (without regard to his continued employment by the Company), the Executive agrees that during the period of his employment by the Company he will devote his full time and energy to the performance of his duties under this Agreement, and will not, without the Company’s express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved, or becomes involved, nor will he engage in any other activities which directly conflict with his obligations to the Company. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Executive’s continued service as a director on the board of directors of Belo Corp., a member of the board of managers of Merit Energy Company, LLC, and an advisory director or director of Petrus Trust Company, LTA.

15. Prior Agreements. The Executive warrants that he is not prohibited from performing any of the services required by his employment with the Company under the terms of any prior employment agreement or restrictive covenant.

16. Termination of Employment.

(a) Certain Defined Terms.

(1) “Change in Control” shall mean the occurrence of any of the following events:

(a) Any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 60% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(b) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 60% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or where the members of the Company’s Board of Directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

5

(c) After the Effective Date, directors are elected such that a majority of the new members of the Company’s Board of Directors shall be different than the directors who were members of the Company’s Board of Directors immediately prior to the election or nomination, unless the election or nomination for election of each new director who was not a director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(2) “Disability” shall mean the continuous and uninterrupted inability of the Executive to perform his duties hereunder due to the sickness or injury of the Executive which persists for a period of one hundred eighty (180) days or more.

(3) “Good Cause” shall mean (i) the criminal acts of the Executive which result in the Executive being charged with and convicted of a felony and which are intended to result directly or indirectly in substantial gain or personal enhancement of the Executive at the expense of the Company; (ii) the determination by a court of competent jurisdiction that there has been a willful or intentional breach by the Executive of either Section 10 hereof (restrictive covenant) or Section 11 hereof (maintaining confidential information) in a manner which results in material and substantial direct economic harm or damage to the Company; or (iii) the material, repeated and documented failure by the Executive over a six (6) consecutive month period to perform substantially his duties and responsibilities hereunder in accordance with reasonable business practices and expectations, which such failure is not remedied within ninety (90) days after receipt of written notice from the Company of such failure to perform.

(4) “Good Reason” shall mean:

(a) An assignment by the Company to the Executive, without his express written consent, of any material duties which are inconsistent with his position, duties, responsibilities and status as President and Chief Executive Officer of the Company;

(b) Any action taken by the Company or its Board of Directors to reduce the Executive’s salary, Target Bonus (if inconsistent with the terms of Section 5 above) or fringe benefits, without the express written consent of the Executive; or

(c) The Company’s failure to obtain the agreement of any successor in interest of the Company to assume the obligations of the Company under this Agreement.

(5) “Termination of Employment” shall mean a “separation from service” as such term is defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder.

(b) Termination Events.

6

(1) Death. The Executive’s employment shall be terminated upon his death.

(2) Disability. The Executive’s employment shall be terminated upon his Disability.

(3) By the Company for Good Cause or Other Reasons Unrelated to a Change in Control. The Executive’s employment may be terminated by the Company for: (i) Good Cause or (ii) upon fifteen (15) days written notice, for any other reason, other than, in either case, that provided in clause (5) below.

(4) By the Executive for Good Reason or Other Reasons Unrelated to a Change in Control. The Executive may terminate this Agreement (i) for Good Reason or (ii) upon fifteen (15) days prior written notice, for any other reason, other than, in either case, that provided in clause (5) below.

(5) By the Company without Good Cause or by the Executive for Good Reason After a Change in Control. At any time within the two-year period following a Change in Control, the Company may terminate this Agreement without Good Cause or the Executive may terminate this Agreement for Good Reason.

(c) Termination Payments.

(1) Payment Upon Death. Upon the Termination of Employment of the Executive due to his death, the Company shall cause to be paid over to the designated beneficiary or to the personal representative of the estate of the Executive, any and all proceeds of life insurance policies maintained by the Company for the benefit of the Executive. Any and all salary and Target Bonus payments shall thereupon cease and terminate.

(2) Payment Upon Disability. Upon the Termination of Employment of the Executive due to his Disability, the Executive shall be entitled to the payments paid pursuant to the disability insurance policies maintained by the Company for the benefit of the Executive. Any and all salary and Target Bonus payments shall thereupon cease and terminate.

(3) Payment Upon Termination By The Company. Except as provided in clause (5) below, if the Company terminates the Executive’s employment for any reason other than Good Cause, the Executive shall be entitled to receive from the Company and the Company shall pay to the Executive in one lump sum, within fifteen (15) days following the Executive’s Termination of Employment, the sum of (i) all of the salary payments provided for in Section 4 of this Agreement for the period beginning on the date of the Executive’s Termination of Employment and through the expiration date of the Agreement, as amended; and (ii) three times the eligible Target Bonus for the fiscal year in which his employment was terminated.

7

If the Company terminates Executive’s employment for Good Cause, the Executive shall be entitled to salary through the date of termination. Any and all salary and Target Bonus payments shall thereupon cease and terminate.

(4) Payment Upon Termination By The Executive. Except as provided in clause (5) below, if the Executive terminates his employment with the Company for Good Reason, he shall be entitled to receive from the Company and the Company shall pay to the Executive in one lump sum, within fifteen (15) days following the date of the Executive’s Termination of Employment, the sum of (i) all of the salary payments provided for in Section 4 of this Agreement for the period beginning on the date of the Executive’s Termination of Employment and through the expiration date of the Agreement, as amended; and (ii) three times the eligible Target Bonus for the fiscal year in which his employment was terminated.

If the Executive terminates this Agreement for any reason other than Good Reason, he shall be entitled to salary through the date of termination. Any and all salary and Target Bonus payments shall thereupon cease and terminate.

(5) Payment Upon Termination By The Company without Good Cause or By the Executive for Good Reason After a Change in Control. If the Company terminates the Executive’s employment with the Company for any reason other than Good Cause, or the Executive terminates his employment with the Company for Good Reason, in either case, at any time within the two year period following a Change in Control, the Executive shall be entitled to receive from the Company and the Company shall pay to the Executive in one lump sum, within fifteen (15) days following the Executive’s Termination of Employment, 2.99 times the sum of (i) his highest annual base salary prior to his date of termination; and (ii) his eligible Target Bonus for the fiscal year of his termination as provided for in Section 5 of this Agreement. In addition, for a period of thirty-six (36) months following the date of the Executive’s termination, the Executive shall continue to receive the medical and dental coverage in effect as of the date of the Executive’s termination (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for employees of the Company generally, as if the Executive had continued in employment during such period.

17. Remedies. The parties hereto acknowledge that a breach of any of the terms of the provisions set forth in this Agreement may not be fully or adequately compensable by the award or payment of monetary damages and may cause immediate, substantial and irreparable injury to the non-breaching party. The parties hereto therefore agree and consent that in addition to any award of damages that the non-breaching party may be entitled to recover, the non-breaching party shall also be entitled to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, including the entry of a decree of specific performance, or any other applicable order, which shall require performance and/or limit activities in accordance with the terms of this Agreement. The Executive expressly acknowledges and agrees: (a) that the restrictions set forth in this Agreement are reasonable, in terms of scope, duration, and otherwise, (b) that the protections afforded to the Company in this Agreement are necessary to protect its legitimate business interest, (c) that the restrictions set forth in this Agreement will not adversely affect the Executive’s ability to obtain gainful employment in his field of expertise or other related employment comparable to the Executive’s employment with the Company, and (d) that this agreement to observe such restrictions forms a material part of the consideration for this Agreement and his employment by the Company.

8

18. Indemnification. The Company agrees to indemnify and defend the Executive for any and all actions taken in the performance of his duties and responsibilities under this Agreement to the fullest extent required and/or permitted by the Company’s Certificate of Incorporation, its Bylaws, the General Corporation Law of the State of Maryland, any applicable statute or common law, or any applicable insurance policy.

19. Attorneys’ Fees. The Company shall reimburse the Executive for all reasonable attorneys’ fees incurred by the Executive in connection with entering into this Agreement, subject to a cap of $20,000.

20. Compliance with Section 409A of the Code.

(a) General Suspension of Payments. If the Executive is a “specified employee,” as such term is defined within the meaning of Section 409A of the Code, any payments or benefits payable or provided as a result of the Executive’s Termination of Employment that are subject to Section 409A of the Code and would otherwise be paid or provided prior to the expiration of the six month period following such termination (other than due to death) shall instead be paid or provided on the earliest of (1) the six months and one day following the Executive’s termination, (2) the date of the Executive’s death, or (3) any date that otherwise complies with Section 409A of the Code. In the event that the Executive is entitled to receive payments during the suspension period provided under this Section, the Executive shall receive the accumulated benefits that would have been paid or provided under this Agreement within the suspension period on the earliest day that would be permitted under Section 409A of the Code. In the event of any delay in payment under this provision, the deferred amount shall bear interest at the prime rate (as stated in the Wall Street Journal) in effect on his termination date until paid.

(b) Reimbursement Payments. The following rules shall apply to payments of any amounts under this Agreement that are treated as “reimbursement payments” under Section 409A of the Code: (1) the amount of expenses eligible for reimbursement in one calendar year shall not limit the available reimbursements for any other calendar year (other than an arrangement providing for the reimbursement of medical expenses referred to in Section 105(b) of the Code); (2) the reimbursement of an eligible expense shall be made on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (3) the Executive’s right to such reimbursement payments shall not be subject to liquidation or exchange for any other payment or benefit.

21. Notices. Any notice required or permitted to be given hereunder shall be deemed sufficient if in writing, and if delivered personally or sent by registered or certified mail, return receipt requested, to the addresses of the respective parties set forth herein, or such other address as either party so notifies the other of in writing from time to time.

9

22. Waiver of Breach. The waiver of any breach of any provision hereunder by either party shall not be construed or operate as a waiver of any subsequent breach.

23. Benefits and Burdens. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and the Executive, his heirs, personal representatives, successors and assigns. Because the duties of the Executive hereunder are special, personal and unique in nature, the Executive may not transfer, sell or otherwise assign his obligations under this Agreement.

24. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of the State of Maryland, excepting the conflict of law rules of the State of Maryland, as if this contract were made and to be performed entirely within the State of Maryland.

25. Entire Agreement. This Agreement contains the entire agreement of the parties and may not be amended, modified or terminated except by a written instrument executed by both parties hereto.

26. Captions. Paragraph captions shall be used exclusively for purposes of reference and shall not be considered part of the substantive agreement of the parties.

27. Severability. The restrictions and the rights and remedies contained in this Agreement are cumulative and severable. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.

28. Costs of Breach. The parties hereto agree that in the event of any breach by either the Company or the Executive of any covenant, agreement, term, condition or obligation contained in this Agreement, the non-breaching party shall be entitled to all attorneys’ fees, court costs and other litigation expenses incurred by the non-breaching party as a result of such breach.

29. Notice of Employment. During the period of restraint imposed by this Agreement, the Executive shall provide immediate written notice to the Company of each instance of employment, agency or consultancy in which the Executive becomes involved, including, but not limited to, the location and nature of the services rendered and the identity of the person or entity on whose behalf the services are rendered.

30. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute but one document.

10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first written above.

COMPANY:
ATTEST:	MICROS SYSTEMS, INC.

	By:	(SEAL)
A.L. GIANNOPOULOS
Chairman, President, and Chief Executive Officer
[Corporate Seal]
EXECUTIVE:
WITNESS:	PETER ALTABEF

11

Exhibit A

Form of NonQualified Stock Option Agreement

NONQUALIFIED

STOCK OPTION AGREEMENT

pursuant to the

MICROS SYSTEMS, INC.

1991 STOCK OPTION PLAN

STOCK OPTION AGREEMENT (the “Agreement”), dated as of _______, between MICROS SYSTEMS, INC., a Maryland corporation (the “Company”), and PETER ALTABEF (the “Optionee”).

In accordance with the terms of the Micros Systems, Inc. 1991 Stock Option Plan (the “Plan”), the Company hereby grants to the Optionee a nonqualified stock option (the “Option”) to purchase all or any part of an aggregate of 120,000 shares of the $.0125 par value Common Stock of the Company (“Shares”). None of the Options granted hereunder shall be deemed to be incentive stock options in accordance with Section 422 of the Internal Revenue Code of 1986, as amended.

To evidence the Option and to set forth its terms and conditions, the Company and the Optionee hereby agree as follows:

1.	Exercise Price

The exercise price of the Option shall be $____ per Share.

2.	Medium and Time of Payment

The exercise price of the Option shall be payable in United States dollars and may be paid in cash or by certified or cashier’s check, payable to the order of the Company. In addition, the Company shall accept full or partial payment in shares of the Company’s Common Stock, which shall be valued at fair market value on the day of exercise.

12

Payment in full shall be required before the issuance of any Shares pursuant to this Option. In addition, any required withholding tax shall be paid by the Optionee in full in cash or by certified or cashier’s check at the time any part of the Option is exercised.

3.	Term and Exercise of the Option

The Option shall expire ten (10) years from the date of this Agreement (______________) and may be exercised at any time in whole or in part during its term as follows:

(a) On the first anniversary of this Agreement, the Optionee may exercise the Option with respect to one-third of the Shares covered by the Option. On the second anniversary of this Agreement, the Optionee may exercise the Option with respect to an additional one-third of the Shares covered by the Option. On the third anniversary of this Agreement, the Option becomes fully exercisable. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN OR THE PLAN, IN THE EVENT OF A “CHANGE IN CONTROL” AS DEFINED IN THE EMPLOYMENT AGREEMENT DATED __________ BETWEEN OPTIONEE AND THE COMPANY, AS SUCH EMPLOYMENT AGREEMENT MAY BE AMENDED FROM TIME TO TIME, ALL OF THE OPTIONS GRANTED TO OPTIONEE UNDER THIS AGREEMENT SHALL BECOME FULLY EXERCISABLE AS OF THE DATE OF THE CHANGE IN CONTROL.

13

(b) To the extent not exercised, an installment shall accumulate and be exercisable by the Optionee in whole or in part in any subsequent year during the term of the Option.

(c) The minimum number of Shares for which the Option may be exercised is 100, unless the number of Shares exercisable is less than 100.

The Option may be exercised by written notice to the Company at its principal office indicating the number of Shares that are being purchased. Such notice shall be signed by the Optionee and shall be accompanied by full payment of the exercise price.

4.	Issuance of Shares of Common Stock

Certificates for Shares shall be issued upon the exercise of this Option only when all necessary action shall have been taken by the Company to render the Common Stock, when issued, validly issued, fully paid and non-assessable.

5.	Non-transferability

This Option shall be exercisable only by the Optionee during the Optionee’s lifetime and shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution.

6.	Rights upon the Optionee’s Death

On or after the first anniversary of this Agreement, if the Optionee dies while an employee (or while serving as a non-employee director) but while he still has the right to exercise this Option, the Option shall become fully exercisable and his estate shall have the right within a period of one (1) year following the date of such death to exercise the Option but not after the expiration of the term of the Option. The Optionee’s “estate” shall mean his legal representative upon his death or the person who acquires the right to exercise the Option by reason of the Optionee’s death.

14

7.	Rights upon a Termination of Employment on Account of Disability

On or after the first anniversary of this Agreement, the Optionee may exercise this Option within one (1) year after the date of his termination of employment (or service as a non-employee director) on account of “disability” but not after the expiration of the term of the Option. The Option shall become fully exercisable as of the date of termination. If the Optionee dies during such one-year period, the Optionee’s estate (as defined in Section 6) shall have the right to exercise the Option during the remainder of the one-year period but not after the expiration of the term of the Option. For purposes of this Agreement, termination on account of “disability” means termination pursuant to the Company’s long-term disability plan (for optionees who are employees) and as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

8.	Rights upon Retirement

On or after the first anniversary of this Agreement, if the Optionee’s employment terminates on account of “retirement”, the Option shall become fully exercisable and the Optionee may exercise this Option within the three-month period following retirement but not after the expiration of the term of the Option. If the Optionee dies during such three-month period, the Optionee’s estate (as defined in Section 6) shall have the right to exercise the Option during the period ending on the first anniversary of the Optionee’s retirement but in no event after the expiration of the term of the Option. For purposes of this Agreement, “retirement” means retirement at age 62 or otherwise in accordance with the Company’s policies.

15

9.	Rights upon Termination of Employment

If the Optionee’s employment (or service as a non-employee director) is terminated for any reason other than death, disability or retirement, including without limitation the sale of a subsidiary for which the Optionee was and continues to be an employee, the Optionee (or the Optionee’s estate (as defined in Section 6) may, within the 30-day period following termination, exercise the Option to the extent exercisable at termination but in no event after the expiration of the term of the Option. Notwithstanding the foregoing, if the Optionee’s termination is on account of misconduct or any act that is adverse to the Company, the Option shall expire as of the date of termination. Additionally, the Company shall have the sole and absolute right to cancel the Option, and this Option shall expire in full, if the Optionee: (i) is convicted of, or enters a plea of nolo contendere to, a felony; (ii) breaches any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Optionee for the benefit of the Company; or (iii) operates, develops, engages in or accepts employment (or consulting work), owns a material interest in, or otherwise gives assistance to, any person, firm or corporation engaged in the ownership or management of a business substantially similar to that of, or in competition with the Company or its affiliates. Further, if it is determined that the Optionee has engaged in any of the above conduct at any time in the 12-month period following the exercise of the Option hereunder, the Optionee shall return, and the Company shall have the right to recover and collect, any and all gains and profits the Optionee has realized or recognized in connection with the exercise of the Option hereunder. The good faith determination by the Board of Directors (or any committee to which the Board of Directors has delegated the administration of the Option Plan) as to whether the Option shall be cancelled or as to whether gains must be returned shall be final and binding for all purposes hereunder.

16

10.	Recapitalizations, Mergers, Consolidations, and Similar Transactions

(a) If the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a share dividend, the Optionee shall have the right to receive upon exercise of the Option the number and kind of shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. The option exercise price and other terms of the Option shall be appropriately amended to reflect the foregoing events. If there shall be any other change in the number or kind of outstanding Shares, or of any shares or other securities into which such Shares shall have been changed, or for which such Shares shall have been exchanged, then, if the Board of Directors, in its sole discretion, determines that such change equitably requires an adjustment in the Option, such adjustment shall be made in accordance with such determination. Notice of any adjustment shall be given by the Company to the Optionee.

(b) Fractional Shares resulting from any adjustment pursuant to Section 10 shall be eliminated at the time of exercise by rounding-down for fractions less than one-half (½) and rounding-up for fractions equal to or greater than one-half (½). No cash settlements shall be made with respect to fractional Shares eliminated by rounding.

17

(c) Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the property of the Company to another corporation, the Plan and this Option shall terminate, unless provision is made in connection with such transaction for the assumption of this Option or the substitution of this Option, with appropriate adjustment as to the number and kinds of shares and the per share exercise price. Upon such termination, this Option shall become exercisable in full for at least 30 days before the termination date whether or not otherwise exercisable during such period but not after the term of the Option.

11.	No Limitation on Rights of the Company

The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.	Rights as a Stockholder

The Optionee or a transferee upon the Optionee’s death shall have no rights as a stockholder with respect to any Shares covered by the Option until the date as of which a stock certificate is issued following exercise of the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is before the date on which such stock certificate is issued.

13.	Compliance with Securities Laws

The exercise of the Option and the transfer of any Shares pursuant to such exercise are subject in all respects to all federal securities laws and applicable State securities laws. No exercise or transfer shall be effected if, in the Company’s (or counsel for the Company) opinion, any such law will be violated. The Optionee agrees that upon the exercise of the Option the Shares acquired will be acquired by the Optionee for investment only and not with a view to distribution, and the Optionee will execute an investment letter (substantially in the form annexed hereto as Exhibit A) before receiving the Shares if requested to do so by the Company.

18

If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the issuance of Shares hereunder, the Option may not be exercised unless such listing, registration, qualification, consent or approval shall have been effected. Without limiting the foregoing, the Option shall not be exercised until a registration of the Shares has been effected under the Securities Act of 1933, as amended, unless, in the opinion of counsel for the Company, such registration is not required under such Act. Any stock certificates issued upon the exercise of the Option may bear an appropriate restrictive legend, if deemed necessary by the Company, and shall be subject to stop-transfer orders and other restrictions as the Company deems advisable. Anything herein contained to the contrary, any restrictions on resale or the distribution of the Shares will be deemed removed and inoperative upon registration of the Company’s Common Stock under the Securities Act of 1933, as amended.

14.	No Obligation to Exercise Option

The granting of the Option shall impose no obligation upon the Optionee to exercise the Option.

19

15.	Agreement Not a Contract of Employment

This Agreement is not a contract of employment, and the terms of employment of the Optionee shall not be affected in any way by this Agreement except as specifically provided therein. The execution of this agreement shall not be construed as conferring any legal rights upon the Optionee for a continuation of employment, nor shall it interfere with the right of the Company or any subsidiary to discharge the Optionee and to treat him without regard to the effect that such treatment might have upon him as an Optionee.

16.	Notice

Notice to the Company shall be deemed given if in writing and mailed to the Company to the attention of the Corporate Secretary, 7031 Columbia Gateway Drive, Columbia, MD 21046, by registered or certified mail, return receipt requested.

17.	Governing Law

Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of Maryland.

20

IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Agreement.

Peter Altabef	Date
Optionee

BY SIGNING ABOVE, OPTIONEE ACKNOWLEDGES THAT HE/SHE HAS REVIEWED THE PROSPECTUS FOR THE MICROS SYSTEMS, INC. 1991 STOCK OPTION PLAN, WHICH IS AVAILABLE THROUGH THE COMPANY INTRANET [CURRENTLY, UNDER POLICIES & PROCEDURES: STOCK OPTION PLAN]. PAPER COPIES OF THE DOCUMENT ARE AVAILABLE UPON REQUEST. OPTIONEE IS ALSO ENCOURAGED TO REVIEW THE 1991 STOCK OPTION PLAN ITSELF, WHICH IS AN EXHIBIT TO THE PROSPECTUS, AND THE MOST RECENT QUARTERLY AND ANNUAL REPORTS FILED BY THE COMPANY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), ALL OF WHICH ARE ACCESSIBLE FROM A LINK AT THE SAME INTRANET LOCATION, THROUGH THE SEC’S WEBSITE (http://www.sec.gov), AND ALSO THROUGH THE COMPANY’S WEBSITE (http://www.micros.com).

MICROS SYSTEMS, INC.

	A. L. Giannopoulos	Date
Chairman

SEAL	Kimberly A. Marin	Date
Executive Assistant

21